UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 6, 2014

MID PENN BANCORP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-13677	25-1666413
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

349 Union Street Millersburg, Pennsylvania	1.866.642.7736	17061
(Address of Principal Executive Offices)	(Registrant’s telephone number, including area code)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⁭	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⁭	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⁭	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⁭	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

MID PENN BANCORP, INC.

CURRENT REPORT ON FORM 8-K

ITEM 5.07Submission of Matters to a Vote of Security Holders.

On May 6, 2014, Mid Penn Bancorp, Inc. (the “Corporation”) held its Annual Meeting of Shareholders for which the Board of Directors solicited proxies.  At the Annual Meeting, the shareholders of the Corporation voted on the following proposals described in the Proxy Statement dated March 27, 2014.

The proposals voted on and approved or disapproved by the shareholders of the Corporation at the Annual Meeting were as follows:

Proposal No. 1.  The Corporation’s shareholders elected four individuals to serve as Class A members of the Board of Directors to serve for a three-year term and until their successors are elected and qualified, as set forth below:

Name	Votes For	Votes Withheld	Broker Non-Votes
Matthew G. DeSoto	2,357,984	78,732	417,656
Robert C. Grubic	2,226,811	209,905	417,656
Gregory M. Kerwin	2,382,515	54,201	417,656
John E. Noone	2,216,396	220,320	417,656

Proposal No. 2.  The Corporation’s shareholders ratified a non-binding proposal to approve the executive compensation, as described in the Compensation Discussion and Analysis and the tabular disclosure (together with the accompanying narrative disclosure) regarding the named executive officers in the Corporation’s Proxy Statement, as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
2,110,461	248,500	77,754	417,657

Proposal No. 3.  The Corporation’s shareholders ratified the appointment of BDO USA, LLP, of Harrisburg, Pennsylvania, as the Corporation’s independent registered public accounting firm for the year ending December 31, 2014, as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
2,796,529	7,031	50,812	-

Proposal No. 4.  The Corporation’s shareholders approved the Mid Penn Bancorp, Inc. 2014 Restricted Stock Plan, as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
2,097,501	327,478	11,736	417,657

Item 7.01Regulation FD Disclosure.

The slides used and presented at the Annual Meeting of Shareholders are attached hereto as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MID PENN BANCORP, INC. (Registrant)
Date: May 6, 2014	By:	/s/ Rory G. Ritrievi
Rory G. Ritrievi
President and Chief Executive Officer

Exhibit 99.1

Exhibit Number	Exhibits
99.1	Slides from the Annual Meeting of Shareholders